Exhibit 99.1

FIBERSTARS ANNOUNCES PRIVATE FINANCING

FREMONT, Calif. June 19, 2003—Fiberstars, Inc. (Nasdaq: FBST) today announced that it has entered into a definitive purchase agreement for the sale of up to $4,388,250 of newly issued common stock to selected individuals and institutional investors in a two-stage private placement.

The Company sold 923,078 shares of common stock in the first stage of the private placement on June 17, 2003 for gross proceeds of $3,000,000.  The second stage, which would involve the sale of up to an additional $1,388,250 in common stock, is subject to approval by Fiberstars’ shareholders because it would result in the issuance by the Company of more than 20% of the Company’s outstanding shares.  The Company intends to use the net proceeds for working capital, general corporate purposes and to support the introduction of its EFO lighting products.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.  The shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements.

Except for the historical information contained herein, the matters set forth in this press release, such as statements as to the expected use of net proceeds, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the slowing U.S. and world economy and its effects on Fiberstars’ markets, failure to develop marketable products from its EFO technology, failure of new products to meet performance expectations and other risks detailed from time to time in Fiberstars’ SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Report on Form 10-Q for the period ending March 31, 2003.  These forward-looking statements speak only as of the date hereof.  Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.

                About Fiberstars

                Fiberstars is the world's leading supplier of fiber optic lighting.  Fiberstars products are designed, manufactured and marketed in the commercial lighting, sign and swimming pool and spa markets.  Fiber optic lighting provides aesthetic, safety, energy savings and maintenance cost benefits over conventional lighting. Fiberstars has 32 patents on it technologies for fiber lighting.  Customers include fast food restaurant chains, theme parks and casinos, hotels, retail stores, swimming pool builders, spa manufacturers and many others.  Company headquarters are located at 44259 Nobel Dr., Fremont, California.  The Company has additional offices in Cleveland, Seattle, England and Germany.  Telephone 510-490-0719.  Web site: www.fiberstars.com.

                Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding expected margins, sales and net profit or loss, the business outlook for 2003 and thereafter, expected benefits of the DARPA contract work, product introductions and customer acceptance, energy efficiency and statements or implications that the new technology will contribute to future growth.  Investors are cautioned that all forward-looking statements involve risks and uncertainties.  Actual results my differ materially from the results predicted.  Risk factors that could affect the Company's future include, but are not limited to, the slowing U.S. and world economy and its effects on Fiberstars' markets, failure to develop marketable products from new technologies, failure of new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Fiberstars operation, delays in manufacturing of products, increased competition, other adverse sales and distribution factors and greater than anticipated costs and/or warranty expenses.  For more information about potential factors which could affect Fiberstars financial results, please refer to Fiberstars' SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date hereof.  Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.